EXHIBIT 10.5


                               SERVICING AGREEMENT


                                     between

                           FORD MOTOR CREDIT COMPANY,

                                   as Servicer

                                       and

                              GS WHOLE LOAN TRUST,

                                  as Purchaser



                            Dated as of March 1, 2005







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                                TABLE OF CONTENTS

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ARTICLE I             DEFINITIONS AND USAGE......................................................................1

         Section 1.1           Construction and Usage............................................................1

         Section 1.2           Definitions.......................................................................2

ARTICLE II            SERVICER AS CUSTODIAN......................................................................7

         Section 2.1           Custody of Receivable Files.......................................................7

         Section 2.2           Duties of Servicer as Custodian...................................................7

         Section 2.3           Instructions; Authority to Act....................................................8

         Section 2.4           Custodian's Indemnification.......................................................8

         Section 2.5           Effective Period and Termination..................................................8

ARTICLE III           ADMINISTRATION AND SERVICING OF RECEIVABLES AND
                      PURCHASED PROPERTY.........................................................................9

         Section 3.1           Duties of Servicer................................................................9

         Section 3.2           Collection of Receivable Payments; Extensions, Rebates and
                               Adjustments on the Receivables ..................................................10

         Section 3.3           Realization Upon Receivables.....................................................10

         Section 3.4           Application and Allocations of Collections.......................................10

         Section 3.5           Maintenance of Security Interests in Financed Vehicles...........................10

         Section 3.6           No Impairment....................................................................10

         Section 3.7           Repurchase of Receivables Upon Breach by the Servicer............................10

         Section 3.8           Repurchase of Receivables After Occurrence of Deferred
                               Repurchase Trigger Event.........................................................11

         Section 3.9           Servicer Enforcement of Repurchase Obligations of the Seller.....................12

         Section 3.10          Servicing Fees...................................................................12

         Section 3.11          Annual Statement as to Compliance; Notice of Event of
                               Servicing Termination............................................................13

         Section 3.12          Annual Independent Certified Public Accountants' Report..........................13

         Section 3.13          Servicer Expenses................................................................14

         Section 3.14          Future Securitization or Other Disposition of the Receivables....................14

         Section 3.15          Sarbanes-Oxley Act of 2002.......................................................15

         Section 3.16          Audit of Servicer's Records......................................................15

ARTICLE IV            DISTRIBUTIONS; STATEMENTS.................................................................15

         Section 4.1           Establishment of Collection Account by the Purchaser.............................15

         Section 4.2           Remittances......................................................................15
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         Section 4.3           Net Remittances to Purchaser.....................................................16

         Section 4.4           Statements to Purchaser..........................................................17

ARTICLE V             THE SERVICER..............................................................................17

         Section 5.1           Representations of Servicer......................................................17

         Section 5.2           Indemnification..................................................................18

         Section 5.3           Limitation on Liability of Servicer and Others...................................18

         Section 5.4           Delegation of Duties.............................................................19

         Section 5.5           Merger or Consolidation of, or Assumption of the Obligations
                               of, Servicer.....................................................................19

         Section 5.6           Ford Credit Not to Resign as Servicer............................................20

ARTICLE VI            SERVICING TERMINATION.....................................................................20

         Section 6.1           Events of Servicing Termination..................................................21

         Section 6.2           Agreement to Cooperate Upon Termination or Resignation of
                               the Servicer.....................................................................22

         Section 6.3           Waiver of Events of Servicing Termination........................................22

         Section 6.4           Termination Date.................................................................22

ARTICLE VII           MISCELLANEOUS PROVISIONS..................................................................23

         Section 7.1           Amendment........................................................................23

         Section 7.2           Counterparts.....................................................................23

         Section 7.3           GOVERNING LAW....................................................................23

         Section 7.4           Headings.........................................................................23

         Section 7.5           Severability of Provisions.......................................................23

         Section 7.6           Waivers..........................................................................23

         Section 7.7           Assignment.......................................................................23

         Section 7.8           Notices..........................................................................23

         Section 7.9           Third-Party Beneficiaries........................................................24
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EXHIBITS

EXHIBIT A         SCHEDULE OF RECEIVABLES
EXHIBIT B         FORM OF MONTHLY SERVICER REPORT
EXHIBIT C         SERVICER'S SARBANES-OXLEY CERTIFICATION


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         This SERVICING AGREEMENT (this "AGREEMENT"), is made as of March 1,
2005 between FORD MOTOR CREDIT COMPANY, a Delaware corporation, as servicer (in such capacity, the "SERVICER"), and GS WHOLE LOAN TRUST, a Delaware statutory trust, as purchaser (the "PURCHASER").

                                    RECITALS:

         The Purchaser has purchased a portfolio of receivables consisting of motor vehicle retail installment sale contracts and related property acquired by the Seller in its ordinary course of business.

         The Purchaser and the Servicer wish to provide the terms on which the Servicer will service and act as custodian of, on behalf of the Purchaser, such receivables.

         In consideration of the foregoing, other good and valuable consideration, and the mutual terms and covenants contained in this Agreement, the parties agree as follows:

                                   ARTICLE I

                              DEFINITIONS AND USAGE

         Section 1.1 CONSTRUCTION AND USAGE. The following rules of construction and usage apply to this Agreement.

         (a) Accounting tennis used and not defined in this Agreement or used and not defined in any certificate or other document delivered under this Agreement, and accounting terms partly defined in this Agreement, or in any such certificate or other document to the extent not defined, have the respective meanings given to them under U.S. generally accepted accounting principles as in effect on the date of this Agreement or of such certificate or document. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under U.S. generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document control.

         (b)      The term "including" means "including without limitation."

         (c) The definitions contained in this Agreement apply to both the singular and plural forms of such terms.

         (d) Any agreement, instrument or statute defined or referred to in this Agreement means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and includes (in the case of agreements or instruments) references to all attachments to such agreements or instruments and instruments incorporated by reference. References to a Person are also to its permitted successors and assigns.

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         Section 1.2    DEFINITIONS. The following words and phrases have the
following meanings:

         "AFFILIATE" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

         "AMOUNT FINANCED" means, with respect to a Receivable, the amount of credit extended under the Receivable for the purchase of the Financed Vehicle, the purchase of extended warranty protection plans, physical damage, credit life and disability insurance policies and similar products, and other related costs.

         "ANNUAL PERCENTAGE RATE" or "APR" of a Receivable means the annual rate of finance charges stated in the Receivable.

         "AUTHORIZED OFFICER" means:

         (a) with respect to the Servicer, any Person designated by the Servicer from time to time as authorized to act for the Servicer and named in an Officer's Certificate distributed to, or electronically posted to a password protected website for which access has been provided to, the Purchaser; or

         (b) with respect to the Purchaser, any officer of the Purchaser, including any vice president, assistant vice president, secretary, assistant secretary or any other officer of the Purchaser, customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "AVAILABLE COLLECTIONS" means, for any Distribution Date, the sum of the following amounts with respect to the Collection Period preceding such Distribution Date: (a) all Collections; and (b) Repurchase Amounts received with respect to Receivables that became Repurchased Receivables during such Collection Period; MINUS amounts constituting the Supplemental Servicing Fee.

         "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York are authorized or obligated by law, regulation or executive order to remain closed.

         "CLOSING DATE" means March 30, 2005, or such other date as the Servicer and the Purchaser may otherwise agree.

         "COLLECTION ACCOUNT" will have the meaning as set forth in Section 4.1.

         "COLLECTION PERIOD" means each calendar month during the term of this Agreement or, in the case of the initial Collection Period, the period from and including the Cutoff Date to and

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including the last day of the month in which the Cutoff Date occurred. Any amount stated "as of the close of business of the last day of a Collection Period" gives effect to all applications of Collections and all remittances, nettings or distributions as of the end of the day on such last day.

         "COLLECTIONS" means, with respect to a Collection Period, all amounts received from any source and posted by the Servicer during such Collection Period on or with respect to the Receivables, including (a) payments from Obligors, (b) payments on behalf of Obligors, including amounts from extended warranty protection plans, physical damage, credit life and disability insurance policies and similar products, (c) Liquidation Proceeds, (d) Recoveries and (e) rebates of costs or premiums for cancelled items originally included in the Amount Financed, such as extended warranty protection plans, physical damage, credit life and disability insurance policies and similar products; BUT EXCLUDING amounts with respect to any Receivable for which the Repurchase Amount has been included in Available Collections in a prior Collection Period, MINUS the sum of (i) any amounts expended by the Servicer for the account of the Obligor in accordance with the Credit and Collection Policy plus (ii) any amounts required by law or under the Credit and Collection Policy to be remitted to the Obligor (in each case to the extent such amounts have not been netted from Liquidation Proceeds or Recoveries).

         "CREDIT AND COLLECTION POLICY" means the credit and collection standards, policies, procedures and practices of Ford Credit from time to time relating to retail installment sale contracts serviced by Ford Credit.

         "CUTOFF DATE" means the open of business on March 1, 2005.

         "DEALER" means the dealer who sold a Financed Vehicle and who originated and assigned the respective Receivable to the Seller under an agreement between such dealer and the Seller.

         "DEALER RECOURSE" means, with respect to a Receivable, all recourse rights relating to misrepresentation or fraud against the Dealer that originated the Receivable and any successor Dealer.

         "DEFERRED REPURCHASE AMOUNT" means, with respect to a Receivable, all Collections (including Recoveries) on such Receivable in any Collection Period from time to time after the occurrence of a Deferred Repurchase Trigger Event.

         "DEFERRED REPURCHASE TRIGGER EVENT" means, with respect to any Receivable, the occurrence of any of the following: (a) the related Obligor becomes a debtor in a bankruptcy proceeding, (b) the related Obligor is engaged in litigation with the Servicer or any of its Affiliates or (c) the Servicer charges off that Receivable in accordance with the Credit and Collection Policy.

         "DELINQUENT RECEIVABLE" means a Receivable for which the scheduled monthly payment due under the Receivable (determined without giving effect to any extension granted by the Servicer or any rescheduling in any bankruptcy proceeding) has not been received by the Servicer, as determined in accordance with the Credit and Collection Policy, by the payment due date specified in the Receivable.

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         "DISTRIBUTION DATE" means the 15th day of each calendar month or, if such day is not a Business Day, the next succeeding Business Day, beginning April 15, 2005.

         "EVENT OF SERVICING TERMINATION" means an event specified in Section
6.1.

         "FINANCED VEHICLE" means a new or used automobile or light duty truck securing an Obligor's indebtedness under the respective Receivable.

         "FORD CREDIT" means Ford Motor Credit Company, a Delaware corporation.

         "FORD CREDIT'S RETAIL PORTFOLIO" means the Seller's entire portfolio of receivables originated and serviced by the Seller (other than any receivables originated or acquired by PRIMUS).

         "INFORMATION AGREEMENT" means an agreement acceptable to the Seller, between the Purchaser and a Person (a) requiring such Person to maintain the confidentiality of any confidential information provided to such Person and (b) imposing appropriate restrictions on the use of such confidential information under the circumstances including, if appropriate, that such confidential information may not be used to make any investment decision other than the investment decision with respect to the Receivables being evaluated in connection with the provision of such information.

         "LIEN" means a security interest, lien, charge, pledge, equity, or encumbrance of any kind other than tax liens, mechanics' liens, and any liens that attach to the respective Receivable by operation of law.

         "LIQUIDATED RECEIVABLE" means a Receivable as to which the Servicer has received and posted the proceeds of the sale by auction or other disposition of the related Financed Vehicle.

         "LIQUIDATION PROCEEDS" means, with respect to a Collection Period, all amounts received from any source and posted by the Servicer during such Collection Period (but excluding Recoveries) on or with respect to (a) a Liquidated Receivable and (b) any other Receivable that is charged off during such Collection Period in accordance with the Credit and Collection Policy, in each case, net of (i) any amounts expended by the Servicer for the account of the Obligor and (ii) any amounts required by law or under the Credit and Collection Policy to be remitted to the Obligor.

         "MONTHLY REMITTANCE CONDITION" has the meaning as set forth in Section 4.2(a).

         "MONTHLY SERVICER REPORT" has the meaning as set forth in Section 4.4.

         "MOODY'S" means Moody's Investors Service, Inc.

         "OBLIGOR" means, with respect to any Receivable, the purchaser or co-purchasers of a new or used automobile or light duty truck or any other Person who owes payments under the Receivable (not including any Dealer in respect of Dealer Recourse).

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         "OFFICER'S CERTIFICATE" means, with respect to the Servicer and the
Purchaser, as applicable, a certificate signed by the chairman of the board, the president, any executive vice president, any vice president, the treasurer, any assistant treasurer, any secretary, any assistant secretary, or the controller of the Servicer or the Purchaser, as applicable.

         "OPINION OF COUNSEL" means a written opinion of counsel, which counsel may be internal or external counsel to the Servicer.

         "PERSON" means any legal person, including any corporation, estate, natural person, firm, joint venture, joint stock company, limited liability company, limited liability partnership, partnership (limited or general), trust, business trust, unincorporated organization, association, enterprise, government, any department or agency of any government or any other entity of whatever nature.

         "POOL BALANCE" means, as of the close of business on the last day of a Collection Period, the aggregate Principal Balance of the Receivables at the end of the preceding Collection Period (or in the case of the first Collection Period, the Cutoff Date) as reduced by all Collections allocable to principal for the current Collection Period and by all Realized Losses during the current Collection Period.

         "PRINCIPAL BALANCE" of a Receivable, as of the close of business on the last day of a Collection Period, means the Amount Financed MINUS the sum of: (a) all amounts received and posted on the Receivable on or prior to such date allocable to principal and (b) any payment of the Repurchase Amount with respect to the Receivable allocable to principal.

         "PURCHASE AND SALE AGREEMENT" means the Purchase and Sale Agreement dated as of March 1, 2005, between the Purchaser and the Seller.

         "PURCHASED PROPERTY" has the meaning set forth in the Purchase and Sale Agreement.

         "REALIZED LOSS" means with respect to a Receivable that is charged off by the Servicer in accordance with the Credit and Collection Policy in any Collection Period, the excess of the Principal Balance of any such Receivable (as of the close of business on the last day of the prior Collection Period) over Liquidation Proceeds received and posted in the Collection Period (if any) to the extent allocable to principal.

         "RECEIVABLE" means any retail installment sale contract listed on the Schedule of Receivables. The term "Receivable" does not include any Repurchased Receivable.

         "RECEIVABLE FILES" means the documents specified in Section 2.1.

         "RECOVERIES" mean with respect to a Collection Period, all amounts received from any source and posted by the Servicer during such Collection Period on or with respect to a Receivable after the date the Receivable has been charged off by the Servicer in accordance with the Credit and Collection Policy (whether or not such Receivable is a Liquidated Receivable, including any amounts received pursuant to a sale in accordance with Section 3.8(b) of this Agreement), net of (i) any amounts expended by the Servicer for the account of the Obligor and

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(ii) any amounts required by law or under the Credit and Collection Policy to be remitted to the Obligor.

         "REPORTING DATE" means the 10th day of each calendar month or, if such day is not a Business Day, the next succeeding Business Day.

         "REPURCHASE AMOUNT" means, with respect to any Receivable and Collection Period, an amount equal to (a) the Principal Balance of the Receivable (as of the close of business on the last day of the prior Collection Period) plus accrued interest at the APR of the Receivable through the Receivable's scheduled due date during the Collection Period in which the repurchase occurs or (b) in the case of a Receivable that was charged off by the Servicer in a previous Collection Period, the Realized Loss with respect to the Receivable MINUS any Recoveries with respect to the Receivable.

         "REPURCHASED RECEIVABLE" means, with respect to a Collection Period, a Receivable repurchased by the Seller pursuant to Section 3.3 of the Purchase and Sale Agreement or by the Servicer pursuant to Section 3.7 of this Agreement, as of the close of business on the last day of such Collection Period.

         "SCHEDULE OF RECEIVABLES" means the list identifying the Receivables attached as Exhibit A to this Agreement (which list may be in the form of an electronic file or other format reasonably acceptable to the Purchaser).

         "SECURITIZATION" means a transaction that involves the transfer of the Receivables by the Purchaser to an entity that issues one or more classes of securities supported by the cashflow generated by the Receivables.

         "SELLER" means Ford Credit, in its capacity as seller of the Receivables.

         "SERVICER" means Ford Credit, in its capacity as the servicer of the Receivables.

         "SERVICING FEE" means, with respect to a Collection Period, the fee payable to the Servicer for services rendered during such Collection Period, which will be equal to one-twelfth of the Servicing Fee Rate multiplied by the Pool Balance as of the first day of the Collection Period.

         "SERVICING FEE RATE" means 1.0% per annum.

         "STANDARD & POOR'S" means Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

         "SUPPLEMENTAL SERVICING FEE" means, with respect to a Collection Period, all late fees, extension fees and other administrative fees and expenses or similar charges with respect to the Receivables.

         "TERMINATION DATE" means January 28, 2012.

         "UCC" means the Uniform Commercial Code as in effect in any relevant jurisdiction.

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         Capitalized terms used in this Agreement and not otherwise defined have the meanings given to them in the Purchase and Sale Agreement.

                                   ARTICLE II

                              SERVICER AS CUSTODIAN

         Section 2.1 CUSTODY OF RECEIVABLE FILES. The Purchaser appoints the Servicer, and the Servicer accepts such appointment, to act as the agent of the Purchaser as custodian of the following documents or instruments, which are constructively delivered to the Purchaser (collectively, the "RECEIVABLE FILES") with respect to each Receivable:

         (a)      The original Receivable.

         (b) The original credit application fully executed by the Obligor or a photocopy or a record of such original credit application on a computer file.

         (c) The original certificate of title or such documents that the Servicer keeps on file in accordance with the Credit and Collection Policy evidencing the security interest of Ford Credit in the Financed Vehicle.

         (d) Any and all other documents (including any computer file or diskette) that the Servicer keeps on file, in accordance with the Credit and Collection Policy, relating to a Receivable, an Obligor or a Financed Vehicle.

         The Servicer confirms that it has received on behalf of the Purchaser the Receivable Files for all the Receivables and all other documents and instruments necessary for the Servicer to act as the agent of the Purchaser for the purposes set forth in this Section 2.1.

         Section 2.2    DUTIES OF SERVICER AS CUSTODIAN.

         (a) SAFEKEEPING. The Servicer will hold the Receivable Files as custodian for the benefit of the Purchaser and maintain accurate and complete accounts, records, and computer systems pertaining to the Receivable Files. In performing its duties as custodian the Servicer will act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the Receivable Files relating to all comparable automotive receivables that the Servicer services for itself and others. The Servicer may utilize the services of third parties to act as custodian of the Receivable Files, subject to Section 5.5. In accordance with the Credit and Collection Policy, the Servicer as Custodian will maintain the Receivable Files in such a manner as will enable the Purchaser to verify the accuracy of the Servicer's record keeping.

         (b) MAINTENANCE OF AND ACCESS TO RECORDS. The Servicer will provide the Purchaser access to the Receivable Files, and the related accounts, records, and computer systems maintained by the Servicer but only upon reasonable notice and during the normal business hours at the offices designated by the Servicer. Any such access will be at the expense of the Purchaser. Upon request from the Purchaser and subject to applicable privacy and confidentiality laws, the Servicer will release any document in the Receivable Files to the Purchaser or its designee; PROVIDED that (i) such release of documents will not cause undue disruption of the

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Servicer's ordinary business operations and (ii) if an Event of Servicing
Termination does not exist, the Purchaser will reimburse the Servicer for any reasonable costs and expenses incurred in effecting such release. Any document so released will be handled by the Purchaser or its designee with due care and returned to the Servicer as soon as the Purchaser no longer has a need for such document.

         Section 2.3 INSTRUCTIONS; AUTHORITY TO ACT. All instructions from the Purchaser must be in writing and signed by an Authorized Officer of the Purchaser, and the Servicer will be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of such written instructions.

         Section 2.4 CUSTODIAN'S INDEMNIFICATION. The Servicer as custodian will defend, indemnify and hold harmless the Purchaser from and against any and all costs, losses, claims and liabilities (including reasonable legal fees and expenses) arising out of any improper act or omission in the maintenance and custody by the Servicer as custodian of the Receivable Files. The Servicer will not be liable to the Purchaser for any costs, losses, claims or liabilities resulting from the willful misfeasance, bad faith, negligence or failure to comply with applicable laws or regulations by the Purchaser.

         Section 2.5    EFFECTIVE PERIOD AND TERMINATION.

         (a) The Servicer's appointment as custodian will become effective as of the Cutoff Date and will continue until terminated pursuant to this
Section 2.5. If Ford Credit resigns as Servicer in accordance with Section 6.2 of this Agreement or if all of the rights and obligations of the Servicer are terminated under Section 6.1, the appointment of the Servicer as custodian under this Agreement may be terminated by the Purchaser after 60 days' notice to the Servicer. As soon as practicable after any termination under this Section 2.5, the Servicer will deliver to the Purchaser, or the Purchaser's designee, the Receivable Files and the related accounts and records maintained by the Servicer at such place or places as the Purchaser may reasonably designate. The Purchaser will reimburse the Servicer for all costs and expenses incurred by the Servicer in connection with any such termination and transfer, other than in connection with the Servicer's resignation or a termination of the Servicer under Section 6.1.

         (b)      Notwithstanding any termination as Custodian pursuant to
Section 2.5(a), the Servicer will be entitled to access the Receivable Files and, upon request from the Servicer, the successor custodian will promptly release any document in the Receivable Files to the Servicer. The Purchaser will indemnify, defend and hold harmless the Servicer against any and all costs, losses, claims and liabilities resulting from the failure by the successor custodian to release Receivable Files to the Servicer in a timely manner.

                                  ARTICLE III

                         ADMINISTRATION AND SERVICING OF
                       RECEIVABLES AND PURCHASED PROPERTY

         Section 3.1 DUTIES OF SERVICER. The Servicer will manage, service, administer and make collections on the Receivables in accordance with the Credit and Collection Policy, using

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that degree of skill and attention that the Servicer exercises with respect to all comparable automotive receivables that it services for itself or others. The Servicer's duties will include:

         (a)      collecting and posting of all payments;

         (b)      responding to inquiries of Obligors on such Receivables;

         (c)      investigating delinquencies;

         (d)      sending payment coupons or invoices to Obligors;

         (e)      accounting for Collections; and

         (f) furnishing monthly and annual statements to the Purchaser with respect to distributions.

         In performing its duties as servicer of the Receivables, the Servicer will comply with (i) all requirements of federal, State and local laws and (ii) the Credit and Collection Policy. The Servicer is authorized and empowered to execute and deliver, on behalf of itself, or the Purchaser, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Receivables or to the Financed Vehicles securing such Receivables.

         Effective as of the date of this Agreement, all Receivables are assigned to the Servicer solely for the purpose of fulfilling the Servicer's duties under this Agreement, including commencement of or participation in legal proceedings to enforce a Receivable or otherwise related to a Receivable. If in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Receivable on the ground that it is not a real party in interest or a holder entitled to enforce the Receivable, the Purchaser will, at the Servicer's expense and direction, take steps to enforce the Receivable, including bringing suit in the name of the Purchaser. The Purchaser will furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

         Section 3.2 COLLECTION OF RECEIVABLE PAYMENTS; EXTENSIONS, REBATES AND ADJUSTMENTS ON THE RECEIVABLES. The Servicer (i) will make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same becomes due, (ii) may grant extensions, rebates, or adjustments on a Receivable and (iii) in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Receivable.

         Section 3.3 REALIZATION UPON RECEIVABLES. On behalf of the Purchaser, the Servicer will use reasonable efforts to repossess or otherwise convert the ownership of the Financed Vehicle securing any Receivable as to which the Servicer has determined eventual payment in full is unlikely. In any case in which the Financed Vehicle has suffered damage, the Servicer will not be required to expend funds in connection with the repair or the repossession of such Financed Vehicle unless it determines in its discretion that such repair and/or repossession will

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increase the Liquidation Proceeds in respect of such vehicle by an amount greater than the amount of such expenses.

         Section 3.4 APPLICATION AND ALLOCATIONS OF COLLECTIONS. The Servicer will apply and allocate Collections received on the Receivables in accordance with the Credit and Collection Policy.

         Section 3.5 MAINTENANCE OF SECURITY INTERESTS IN FINANCED VEHICLES. The Servicer will take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle. The Purchaser authorizes the Servicer to take such steps as are necessary to re-perfect such security interest on behalf of the Purchaser if a Financed Vehicle is relocated or for any other reason. The Servicer will not release the Financed Vehicle securing any such Receivable from the security interest granted by such Receivable in whole or in part except in the event of payment in full by or on behalf of the Obligor under such Receivable, satisfaction of the payment obligation evidenced by such Receivable, repossession, discounted settlement, abandonment or by operation of law, in each case in accordance with the Credit and Collection Policy.

         Section 3.6 NO IMPAIRMENT. The Servicer will not impair the rights of the Purchaser in the Receivables except in accordance with the Credit and Collection Policy and as otherwise permitted by this Agreement.

         Section 3.7    REPURCHASE OF RECEIVABLES UPON BREACH BY THE SERVICER.

         (a) If an Authorized Officer of the Servicer has actual knowledge, or receives notice from the Purchaser, of a breach of the covenants set forth in
Section 3.5 or Section 3.6 that materially and adversely affects any Receivable, and such breach has not been cured in all material respects by the end of the second Collection Period following the Collection Period in which an Authorized Officer of the Servicer obtained actual knowledge, or was notified, of such breach, the Servicer will purchase such Receivable materially and adversely affected as of such last day (or, at the Servicer's option, the end of the first Collection Period following the Collection Period in which an Authorized Officer of the Servicer obtained actual knowledge, or was notified, of such breach). The Servicer will remit the Repurchase Amount in accordance with Section 4.2.

         (b) The sole remedy (except as provided in Section 5.2) of the Purchaser with respect to a breach of the covenants contained in Section 3.5 and
3.6 are as set forth in Section 3.7(a). The Servicer has no duty to conduct any investigation as to the occurrence of any condition requiring it to purchase any Receivable pursuant to Section 3.7(a).

         (c) Upon the Servicer's payment of the Repurchase Amount with respect to any Receivable purchased pursuant to Section 3.7(a), the Purchaser will be deemed to have assigned to the Servicer without recourse, representation or warranty, all of the Purchaser's right, title and interest in and to such Receivables and all security and documents relating to such Receivables. Upon such sale, the Servicer may mark its computer files indicating that the receivable is no longer a Receivable, may file UCC termination or amendment statements or take any other

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action necessary or appropriate to evidence the transfer of ownership of the
Repurchased Receivable free from any Lien of the Purchaser.

         Section 3.8 REPURCHASE OF RECEIVABLES AFTER OCCURRENCE OF DEFERRED REPURCHASE TRIGGER EVENT.

         (a) To the extent necessary, in the Servicer's sole discretion, to effect the liquidation of a Receivable after the occurrence of a Deferred Repurchase Trigger Event, the Servicer will repurchase such Receivable as of the date of the occurrence of the Deferred Repurchase Trigger Event for the Deferred Repurchase Amount. In consideration for the repurchase of such Receivable, the Servicer will distribute the Deferred Repurchase Amount to the Purchaser in accordance with Section 4.2. With respect to all Receivables repurchased pursuant to this Section 3.8, the Purchaser will be deemed to have automatically assigned to the Servicer, without recourse, representation or warranty, all the Purchaser's right, title and interest in and to such Receivables, and all security and documents relating to such Receivables, provided that the Servicer will continue to remit any Deferred Repurchase Amounts in accordance with
Section 4.2.

         (b) On behalf of the Purchaser, the Servicer, in its sole discretion, may sell a Receivable that it has charged off in accordance with the Credit and Collection Policy and has elected to repurchase pursuant to Section 3.8(a) as part of a bulk sale by the Servicer of charged off retail installment sale contracts that it services for itself and others. Proceeds of any such bulk sale allocable to the Receivables, determined by the Servicer in its discretion, will constitute Recoveries that will be the final payment of Deferred Repurchase Amounts relating to such Receivables. The sole right of the Purchaser with respect to Receivables sold pursuant to this Section 3.8(b) will be the Recoveries as described above. Upon such sale, the Servicer may mark its computer files indicating that the receivable is no longer a Receivable, may file UCC termination or amendment statements or take any other action necessary or appropriate to evidence the transfer of ownership of the sold receivable free from any Lien of the Purchaser.

         Section 3.9 SERVICER ENFORCEMENT OF REPURCHASE OBLIGATIONS OF THE SELLER. If an Authorized Officer of the Servicer has actual knowledge, or receives notice from the Purchaser, of any breach of the representations and warranties of the Seller set forth in Section 3.2(b) of the Purchase and Sale Agreement that materially and adversely affects any Receivable, and such breach has not been cured in all material respects by the last day of the second Collection Period following the Collection Period in which an Authorized Officer of the Servicer obtained actual knowledge, or was notified, of the breach, the Servicer will enforce the obligation of the Seller to repurchase such Receivable pursuant to Section 3.3 of the Purchase and Sale Agreement.

         Section 3.10   SERVICING FEES.

         (a) SERVICING FEE. To compensate the Servicer for services rendered under this Agreement, the Purchaser will pay the Servicer the Servicing Fee from the Cutoff Date until the earliest to occur of:

                  (i)      resignation of the Servicer pursuant to Section 5.6;

                  (ii)     termination of the Servicer pursuant to Section 6.1;

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

                  (iii)    the Termination Date; and

                  (iv) the final payment or liquidation of all the Receivables.

Such Servicing Fee will be payable by netting from the amounts remitted to the Purchaser pursuant to Section 4.3, or, at the Servicer's option, within one Business Day of the Purchaser's receipt of the Servicer's electronic invoice for such Servicing Fee.

         (b) SUPPLEMENTAL SERVICING FEE. In addition to the Servicing Fee, and as additional compensation for its services rendered under this Agreement, the Servicer will retain all amounts constituting the Supplemental Servicing Fee.

         (c) SCOPE. The Purchaser acknowledges that the Servicing Fee covers the Servicer's expenses only in connection with responding to Purchaser's reasonable (in number and nature) inquiries regarding the Receivables as a whole and does not cover expenses related to Purchaser's inquiries with respect to individual Receivables. The Servicer will be entitled to compensation for responding to Purchaser's inquiries regarding individual Receivables at a rate equal to $250.00 per Receivable, per inquiry. The Purchaser further acknowledges that the Servicing Fee only covers the Servicer's expenses in servicing the Receivables in a manner consistent with its practices and procedures for servicing retail installment sale contracts owned by Ford Credit. If the Purchaser requests that the Servicer provide services or information beyond what the Servicer typically provides in connection with servicing retail installment sale contracts owned by Ford Credit, the Purchaser and the Servicer will mutually agree on an additional fee for such services and/or information and any other relevant terms for such services and/or information. The Servicer will have no obligation to perform such additional services or provide such additional information until such fee and other terms have been agreed by the parties. Any amounts payable to the Servicer under this Section 3.10(c) will be payable as set forth in Section 3.10(a).

         Section 3.11 ANNUAL STATEMENT AS TO COMPLIANCE; NOTICE OF EVENT OF SERVICING TERMINATION.

         (a) The Servicer will deliver to the Purchaser on or before March 30 of each year beginning, March 30, 2006, an Officer's Certificate, dated as of December 31 of the preceding calendar year, stating, as to the Authorized Officer signing such Officer's Certificate, that:

                  (i) a review of the Servicer's activities and of its performance under this Agreement during the preceding calendar year (or since the Closing Date if such Closing Date occurred in the preceding calendar year) has been made under such Authorized Officer's supervision; and

                  (ii) to such Authorized Officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such calendar year (or since the Closing Date if such Closing Date occurred in the preceding calendar year) in all material respects, or, if there has been a default in the fulfillment of any such obligation in any material respect, specifying each such default known to such Authorized Officer and the nature and status of such default;

PROVIDED, that if the Purchaser (and any assignee of the Purchaser in a Securitization) is not required to file periodic reports under the Securities Exchange Act of 1934, or otherwise required by law to file an Officer's Certificate of the Servicer as to compliance, such Officer's Certificate may be delivered on or before April 30 of each calendar year.

         (b) Promptly after having obtained knowledge of the occurrence of an Event of Servicing Termination under Section 6.1, the Servicer will deliver to the Purchaser notice of such occurrence.

         Section 3.12 ANNUAL INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' REPORT. The Servicer will cause a firm of independent certified public accountants, who may also render services to the Servicer or to Ford Credit, to deliver to the Purchaser on or before March 30 of each year beginning March 30, 2006, with respect to the prior calendar year, a report addressed to the board of directors of the Servicer and to the Purchaser, to the effect that such firm has conducted tests relating to automotive loans serviced for Ford Credit or others in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers or any successor program applicable to automotive loans (the "PROGRAM"), to the extent the procedures in such Program are applicable to the servicing obligations set forth in this Agreement, and except as described in the report, disclosed no exceptions or errors in the records relating to automobile and light-duty truck loans serviced for others that such firm is required to report under the Program; provided, that if the Purchaser (and any assignee of the Purchaser in a Securitization) is not required to file periodic reports under the Securities Exchange Act of 1934 or otherwise required by law to file such report, the firm may deliver such report on or before April 30 of each calendar year.

         The report will also indicate that the firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

         Section 3.13 SERVICER EXPENSES. The Servicer will be required to pay all expenses incurred by it in connection with its activities under this Agreement, including fees and disbursements of independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to the Purchaser.

         Section 3.14 FUTURE SECURITIZATION OR OTHER DISPOSITION OF THE RECEIVABLES.

         (a) The Servicer acknowledges that the Purchaser may sell the Receivables to third Persons in the form of one or more Securitizations, whole loan or other transactions after at least 30 days' prior notice to the Servicer. The Servicer agrees to reasonably assist the Purchaser in such regard, including taking reasonable action required by any rating agency or credit enhancement provider to effect any such transaction. The Purchaser will promptly reimburse the Servicer for all reasonable costs and expenses (including the allocable portion of any general administrative expense as determined by the Servicer) incurred by the Servicer in providing such assistance. The Servicer will not be required to furnish any information or provide other assistance in connection with a Securitization, whole loan or other transaction if it would cause the Servicer to incur an unreasonable burden or cost or to reallocate personnel or other resources in a manner that could reasonably be expected to disrupt the Servicer's business.

         (b) In connection with any Securitization, the Servicer will assist the Purchaser in creating appropriate narrative disclosure regarding the Servicer and the servicing of its retail installment sale contracts which disclosure will be substantially similar to and not any broader than the disclosure included by the Servicer in offering documents relating to its public securitizations of retail installment sale contracts (as updated to the time of such Securitization). The Servicer will have the right to approve the final form of any such disclosure, which approval will not be unreasonably withheld. Prior to the use of such disclosure in the Securitization, the Seller will deliver to the Purchaser upon request an Officer's Certificate, signed by any Vice President or Assistant Treasurer of the Servicer to the effect that such disclosure (a copy of which will be attached to such certificate) is true and correct in all material respects and does not omit to state a material fact required to be stated in such disclosure or necessary to make the statements in such disclosure not misleading in light of the circumstances under which they are made. The Officer's Certificate may state that the scope of such disclosure is limited to a public securitization of retail installment sale contracts where the securities sold are rated investment grade.

         (c) In the event of any Securitization or other disposition of all or a portion of the Receivables, the Servicer will continue to service the Receivables in accordance with this Agreement, but will do so, with respect to the Receivables securitized or disposed of, in the capacity of a subservicer acting on behalf of the master servicer for such securitization vehicle or for such other transferee of the Receivables.

         Section 3.15 SARBANES-OXLEY ACT OF 2002. To the extent the Receivables have been included in a Securitization for which an Annual Report on Form 10-K will be filed, the Servicer will provide to the Purchaser a certificate substantially in the form of Exhibit C (revised to conform to any amendments to the Sarbanes-Oxley Act of 2002) within 30 days of Purchaser's written request for such certificate, but in no event earlier than March 15 of any calendar year.

         Section 3.16 AUDIT OF SERVICER'S RECORDS. The Servicer will, upon receipt by the Servicer of 30 days' prior notice and at the respective expense of each party, permit the Purchaser and its agents once per year at a time and on a date, mutually agreeable to the Servicer and the Purchaser, during normal business hours to inspect, audit, and make copies of and abstracts from the Servicer's records regarding any Receivable. No such inspection or audit may cause undue disruption of the Servicer's ordinary business functions. Such audits will include: (i) a review of the Servicer's Credit and Collection Policy as it relates to collection, bankruptcy, repossession and charge off policy and procedure, (ii) a review of the following for up to 70 Receivables per category:
(A) collection files (including collection notes and payment histories), (B) Receivable Files for Receivables with respect to which the Financed Vehicle has been repossessed and (C) Receivable Files for Receivables with respect to which the related Obligor has become a debtor in a bankruptcy proceeding and (iii) side-by-side reviews with customer service representatives on live customer service calls relating to retail installment sale contracts.

                                   ARTICLE IV

                            DISTRIBUTIONS; STATEMENTS

         Section 4.1 ESTABLISHMENT OF COLLECTION ACCOUNT BY THE PURCHASER. The Purchaser will, prior to the Closing Date, establish and maintain an account in the name of Purchaser (the "COLLECTION ACCOUNT") at a bank in the United States of America. The Purchaser certifies that the Collection Account has been established with account number 40711421 at Citibank, ABA #021000089. The Servicer will deposit into the Collection Account all remittances required by
Section 4.2 by wire transfer in immediately available funds. All monies on deposit in the Collection Account will be property of the Purchaser. Pending deposit into the Collection Account, any monies collected by the Servicer with respect to the Receivables may be used by the Servicer as its own risk and for its own benefit and are not required to be segregated from its own funds.

         Section 4.2    REMITTANCES.

         (a) If Ford Credit's short term unsecured debt is rated at least "P-1" by Moody's and at least "A-1" by Standard & Poor's (this rating requirement, the "MONTHLY REMITTANCE CONDITION"), Ford Credit may remit Collections on the Business Day preceding each Distribution Date.

         (b) Even if Ford Credit's short term unsecured debt is not rated at least equal to the Monthly Remittance Condition, the Servicer may remit Collections monthly until the Purchaser has notified the Servicer of the closing date of a Securitization and has requested daily remittance. Then after such closing date the Servicer will remit Collections within two Business Days of posting to the Obligors' accounts in accordance with the Credit and Collection Policy. For this purpose, Collections does not include Recoveries.

         (c)      If Ford Credit (or an assignee of Ford Credit pursuant to
Section 5.3) is not the Servicer or an Event of Servicing Termination occurs, the Servicer will be required to remit Collections within two Business Days of posting to the Obligors' accounts.

         (d) Ford Credit will remit Recoveries and Repurchase Amounts with respect to each Collection Period no later than the Business Day preceding the related Distribution Date.

         (e) The Purchaser may waive any failure to satisfy any Monthly Remittance Condition and upon such waiver such failure will be deemed not to have occurred for the purposes of this Article IV for the time period specified in such waiver.

         (f) For any Collection Period in which the Servicer is making daily remittances, the Servicer will prepare and provide to the Purchaser as part of the Monthly Servicing Report, a report reconciling its daily remittances with Available Collections for such Collection Period and the other monthly data for such Collection Period. If the Servicer's aggregate daily remittances exceed Available Collections for the related Collection Period, the Purchaser will remit to the Servicer on or before such Distribution Date the amount of such excess. If Available Collections for the related Collection Period exceed the aggregate of the Servicer's daily remittances, the Servicer will deposit on or before such Distribution Date an amount equal to such excess in the Collection Account. To the extent not already paid, the Servicer, at its option, may net the Servicing Fee for the period from any such reconciliation payment.

         (g) If the Servicer is making remittances daily because it does not meet the Monthly Remittance Condition under Section 4.2(a) or as a result of a Securitization by the Purchaser as described in Section 4.2(b), the Servicer may resume monthly remittances at such time as it once again satisfies the Monthly Remittance Condition or the Securitization has terminated.

         Section 4.3 NET REMITTANCES TO PURCHASER. If the Servicer is making monthly remittances pursuant to Section 4.2(a), it may net the Servicing Fee owed to the Servicer from such remittances. If the Servicer is making daily remittances as specified in Section 4.2(b), the Servicer may make such remittances net of the Servicing Fee until the Servicing Fee is paid in full for the Collection Period. In either case, such amounts will be listed separately on the Monthly Servicer Report as if such amounts were distributed to the Servicer separately.

         Section 4.4 STATEMENTS TO PURCHASER. On or before each Reporting Date, commencing on the Reporting Date in April 2005, the Servicer will deliver to the Purchaser with respect to all of the Receivables on an aggregate basis a monthly servicer report substantially in the form of Exhibit B (each, a "MONTHLY SERVICER REPORT") and a monthly data file (setting forth account-level data identified by account number) in a form similar to Attachment A, with such changes to the information provided in Attachment A as will be mutually agreed to by the Servicer and the Purchaser (the "MONTHLY DATA FILE"). The Purchaser (or any designee who has entered into an Information Agreement in form satisfactory to the Seller) may use the information in the Monthly Data File to prepare investor reports for any Securitization. Such investor reports may only be prepared on a blended basis for all receivables included in such Securitization (unless the Securitization includes only Receivables) and may not contain information that is any more specific than that included in the Monthly Servicer Report.

                                   ARTICLE V

                                  THE SERVICER

         Section 5.1 REPRESENTATIONS OF SERVICER. The Servicer makes the following representations as of the date of this Agreement and as of the Closing
Date:

         (a) ORGANIZATION AND QUALIFICATION. The Servicer is duly incorporated and validly existing as a corporation in good standing under the laws of the State of Delaware. The Servicer is qualified as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its properties or the conduct of its activities (including the servicing of the Receivables as required by this Agreement) requires such qualification, license or approval, unless the failure to obtain such qualifications, licenses or approvals would not have a material adverse effect on the Servicer's ability to perform its obligations under this Agreement.

         (b) POWER, AUTHORIZATION AND ENFORCEABILITY. The Servicer has power and authority to execute, deliver and perform the terms of this Agreement and to acquire, own and sell the Receivables and to hold the Receivable Files as custodian on behalf of the Purchaser. The Servicer has duly authorized the execution, delivery and performance of the terms of this Agreement. This Agreement is the legal, valid and binding obligation of the Servicer, enforceable in accordance with its terms, except as enforceability may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors' rights or by general equitable principles.

         (c) NO CONFLICTS AND NO VIOLATION. The execution and delivery of this Agreement and the performance of the transactions contemplated by this Agreement by the Servicer will not (i) conflict with, result in a breach of nor constitute a default under any indenture, mortgage, deed of trust, loan agreement, guarantee or similar agreement or instrument under which the Servicer is a debtor or guarantor, (ii) result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of the Servicer pursuant to the terms of any such indenture, mortgage, deed of trust, loan agreement, guarantee or similar agreement or instrument, (iii) violate the certificate of incorporation or the bylaws of the Servicer, or (iv) violate any law or, to the Servicer's knowledge, any order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer of its properties; in each case, which conflict, breach, default, lien, or violation would have a material adverse effect on the Servicer's ability to perform its obligations under this Agreement.

         (d) NO PROCEEDINGS. To the Servicer's knowledge, there are no proceedings or investigations pending or threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Servicer or its properties: (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or (iii) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on the Servicer's ability to perform its obligations under, or the validity or enforceability of, this Agreement.

         Section 5.2    INDEMNIFICATION.

         (a) The Servicer will indemnify, defend and hold harmless the Purchaser from and against any and all costs, losses, claims and liabilities (including reasonable legal fees and expenses), to the extent that such costs, losses, claims and liabilities arose out of, or was imposed upon the Purchaser through, the willful misfeasance, or bad faith (other than errors in judgment) of the Servicer in the performance of its servicing duties or failure to perform its servicing duties under this Agreement, or by reason of reckless disregard of its obligations and servicing duties under this Agreement. The Servicer will not indemnify the Purchaser if the losses or claims constitute or are caused by fraud, negligence, bad faith, or willful misconduct by the Purchaser, and the Servicer will not indemnify the Purchaser for any costs, losses and liabilities arising under any tax law, including any federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income.

         (b) Indemnification under this Section 5.2 will include reasonable fees and expenses of counsel and expenses of litigation and is in addition to any other remedy available to the Purchaser under this Agreement. If the Servicer made any indemnity payments pursuant to this Section 5.2 and the recipient thereafter collects any of such amounts from others, the recipient will promptly repay such amounts to the Servicer, without interest. Nothing contained in this Section 5.2 will prohibit the Purchaser from bringing an action against the Servicer, or relieve the Servicer of any liability to the Purchaser, for a breach of any provision of this Agreement. This Section 5.2 will survive termination of this Agreement.

         Section 5.3    LIMITATION ON LIABILITY OF SERVICER AND OTHERS.

         (a) The Servicer will be liable under this Agreement only to the extent of the obligations specifically undertaken by the Servicer in this Agreement. The Servicer will not be under any liability to the Purchaser, except with respect to a breach of any provision of this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment. This provision will not protect the Servicer against any liability that would otherwise be imposed by reason of fraud, willful misfeasance or bad faith in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer may rely in good faith on any Opinion of Counsel or on any Officer's Certificate of the Purchaser or certificate of auditors believed to be genuine and to have been signed by the proper party in respect of any matters arising under this Agreement.

         (b) The obligations of the Servicer under this Agreement are solely corporate obligations of the Servicer, and no recourse may be taken, directly or indirectly, with respect to the obligations of the Servicer against any owner, beneficiary, agent, officer, director, employee or agent of the Servicer or their successors or assigns in their individual capacities or any holder of a beneficial interest in the Servicer except for any liability that would otherwise be imposed by reason of such Person's fraud, willful misfeasance or bad faith.

         (c) Except as provided in this Agreement, the Servicer will not be under any obligation to appear in, prosecute, or defend any legal action that is not incidental to its duties to service the Receivables in accordance with this Agreement, and that in its opinion may involve it in any expense or liability. The Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement and the interests of the Purchaser under this Agreement. In such event, the legal expenses and costs of such action and any liability resulting from such action will be expenses, costs and liabilities of the Servicer.

         (d) The Servicer will not be in default under this Agreement if it is unable to perform any of its obligations as a result of an act of God, act of war, terrorism, fires, earthquake, or other natural disaster. The Servicer will make commercially reasonable efforts to resume the performance of its obligations under this Agreement as soon as reasonably practicable after any such event.

         Section 5.4 DELEGATION OF DUTIES. The Servicer may at any time without notice to or consent of the Purchaser delegate some or substantially all its duties under this Agreement to any Person more than 50% of the voting control of which is owned, directly or indirectly, by Ford Motor Company. The Servicer may at any time perform specific duties as servicer under the Agreement through sub-contractors. However, no such delegation or subcontracting will relieve the Servicer of its responsibilities with respect to such duties as to which the Servicer will remain primarily responsible with respect to such duties.

         Section 5.5 MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, SERVICER.

         (a) SUCCESSOR UNDER THIS AGREEMENT. Subject to Section 5.5(b), a Person will be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, if: (i) the Servicer merges or consolidates with the Person, (ii) the Person results from any merger, conversion, or consolidation, to which the Servicer is a party, (iii) the Person succeeds to the business of the Servicer or (iv) so long as Ford Credit acts as Servicer, the Person is an entity with more than 50% of the voting control owned directly or indirectly by Ford Motor Company.

         (b) REQUIREMENTS. The following conditions must be met before the consummation of any of the transactions listed under Section 5.5(a):

                  (i) the Person executes an agreement of assumption to perform every obligation of the Servicer under this Agreement;

                  (ii) the Servicer delivers to the Purchaser an Officer's Certificate and an Opinion of Counsel each stating that such merger, conversion, consolidation, or succession and such agreement of assumption comply with this Section 5.5 and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with; and

                  (iii) the Servicer delivers to the Purchaser an Opinion of Counsel stating that, in the opinion of such counsel, either:

                           (1) all financing statements and continuation statements and amendments to such financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Purchaser, respectively, in the Receivables, and reciting the details of such filings; or

                           (2) no such action will be necessary to preserve and protect such interests.

         Section 5.6 FORD CREDIT NOT TO RESIGN AS SERVICER. Subject to the provisions of Section 5.5, the Servicer will not resign from the obligations and duties imposed on it as Servicer under this Agreement except:

                  (i)      with the written consent of the Purchaser; or

                  (ii) upon determination that the performance of its duties under this Agreement is no longer permissible under applicable law.

Upon any determination under (ii) of the preceding sentence, notice of such determination will be communicated to the Purchaser at the earliest practicable time and such determination will be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser concurrently with or promptly after such notice.

                                   ARTICLE VI

                              SERVICING TERMINATION

         Section 6.1 EVENTS OF SERVICING TERMINATION. The Purchaser may terminate all of the rights and obligations of the Servicer under this Agreement, by notice to the Servicer, if any one or more of the following events ("EVENTS OF SERVICING TERMINATION") occurs and is continuing:

         (a) Any failure by the Servicer to deliver to the Purchaser any proceeds or payment required to be so delivered under the terms of this Agreement that continues unremedied for a period of five (5) Business Days after notice of such failure is received by the Servicer from the Purchaser or after actual knowledge of such failure is obtained by an Authorized Officer of the Servicer provided that such event will not be an Event of Servicing Termination if:

                  (i) (A) such failure or delay is caused by an event outside the control of the Servicer that the Servicer could not have avoided through the use of commercially reasonable efforts, (B) such failure or delay does not continue for more than five (5) Business Days after the expiration of the cure period in Section 6.1(a), (C) during such period the Servicer uses all commercially reasonable efforts to perform its obligations under this Agreement and (D) the Servicer provides the Purchaser with prompt notice of such failure or delay that includes a description of the Servicer's efforts to remedy such failure or delay if such failure or delay could reasonably be expected to materially and adversely affect the rights of the Purchaser; or

                  (ii) (A) such failure or delay could not reasonably be expected to, or upon investigation and quantification does not, result in the failure or delay in delivering to the Purchaser any proceeds or payment required to be so delivered in an amount greater than 0.05% of the Pool Balance and (B) such failure or delay is remedied within a reasonable period in light of the circumstances, but in no event later than (x) as long as the Servicer's long-term debt rating is at least "Baa3" by Moody's, "BBB-" by S&P or "BBB-" by Fitch, Inc., ninety (90) days after an Authorized Officer of the Servicer obtains actual knowledge of such failure or delay and (y) if the Servicer's long-term debt rating does not satisfy the requirements of clause (x), ninety
         (90) days after the proceeds or payment was required to be delivered.

         (b) Failure on the part of the Servicer duly to observe or to perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement, which failure:

                  (i) materially and adversely affects the rights of the Purchaser; and

                  (ii) continues unremedied for a period of 90 days after the date on which notice of such failure, requiring the same to be remedied, has been given to the Servicer by the Purchaser;

         (c) The entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, or liquidator for the Servicer in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings, or for the winding up or liquidation of its respective affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

         (d) The consent by the Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of or relating to the Servicer of or relating to substantially all of its property; or the Servicer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations or becomes insolvent.

On or after the receipt by the Servicer of such notice, all authority and power of the Servicer under this Agreement, will pass to and be vested in the Purchaser or the Purchaser's designee. This Section 6.1 provides the sole rights of the Purchaser to terminate the Servicer under this Agreement.

         Section 6.2 AGREEMENT TO COOPERATE UPON TERMINATION OR RESIGNATION OF THE SERVICER. Upon termination under Section 6.1 or resignation under Section 5.6, the Servicer will cooperate with the Purchaser or Purchaser's designee in effecting the termination of the responsibilities and rights of the Servicer under this Agreement, including, as soon as practicable, the transfer to the Purchaser or the Purchaser's designee for administration of all cash amounts that are at the time held by the Servicer for deposit or are thereafter received with respect to a Receivable and the delivery of the Receivable Files and the related accounts and records maintained by the Servicer. The Servicer will remain obligated to perform its obligations under this Agreement until a successor Servicer has accepted appointment as Servicer under this Agreement. The Purchaser is authorized to take any action appropriate to transfer the servicing duties under this Agreement to a successor servicer. In no event, however, will the Servicer be obligated to license its proprietary servicing software or other applications to any successor servicer or any other third party. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Receivable Files to the Purchaser or Purchaser's designee pursuant to this Section 6.2 will be paid by the Servicer upon presentation of reasonable documentation of such costs and expenses.

         Section 6.3 WAIVER OF EVENTS OF SERVICING TERMINATION. The Purchaser may waive any Event of Servicing Termination and its consequences. Upon any such waiver of an Event of Servicing Termination, such Event of Servicing Termination will cease to exist, and will be deemed to have been remedied for every purpose of this Agreement. No such waiver will extend to any subsequent or other event or impair any right consequent thereon.

         Section 6.4 TERMINATION DATE. This Agreement will terminate on the Distribution Date in the month following the final payment or liquidation of all the Receivables. However, so long as Ford Credit is the Servicer, this Agreement will terminate on the earlier of (a) such Distribution Date and (b) the Distribution Date immediately succeeding the Termination Date. However, the Purchaser will have no rights to Collections on the Receivables after the end of the Collection Period that precedes the final Distribution Date. At the end of the Collection Period preceding the final Distribution Date, the Purchaser (and its assignees) will be deemed to have automatically assigned, without recourse, representation or warranty, to Ford Credit all the Purchaser's or such assignee's right, title and interest in the Receivables and all security and documents related to such Receivables, and all Collections realized from the Receivables thereafter will be paid to Ford Credit and will be property of Ford Credit, and the Purchaser will not be entitled to such Collections or have any remaining interest in the Receivables.

                                  ARTICLE VII

                            MISCELLANEOUS PROVISIONS

         Section 7.1 AMENDMENT. This Agreement may be amended from time to time by a written amendment duly executed and delivered by the Servicer and the Purchaser.

         Section 7.2 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which will be an original, and all of which together will constitute but one and the same instrument.

         Section 7.3 GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         Section 7.4 HEADINGS. The headings in this Agreement are included for convenience only and will not affect the meaning or interpretation of any provision of this Agreement.

         Section 7.5 SEVERABILITY OF PROVISIONS. If any provision of this Agreement is invalid or unenforceable, then, to the extent such invalidity or unenforceability will not deprive either party of any material benefit intended to be provided by this Agreement, all of the remaining provisions of this Agreement will remain in full force and effect and will be binding upon the parties to this Agreement.

         Section 7.6 WAIVERS. No failure or delay on the part of the Purchaser in exercising any power, right or remedy under this Agreement will operate as a waiver of any such power, right or remedy, nor will any single or partial exercise of any such power, right or remedy preclude any other or further exercise of such power, right or remedy or the exercise of any other power, right or remedy.

         Section 7.7 ASSIGNMENT. Except as provided in Section 5.5, this Agreement may not be assigned by the Servicer without the prior written consent of the Purchaser. The Purchaser's disposition of the Receivables to one or more third parties in a Securitization or otherwise will not diminish the Purchaser's right to enforce any other provisions of this Agreement.

         Section 7.8 NOTICES. All communications and notices pursuant to this Agreement to either party must be in writing and addressed or delivered to it at its address as shown below or at such other address as may be designated by it by notice to the other party and will be deemed given upon receipt at the address or fax number for each party set forth below:

         To Servicer:          Ford Motor Credit Company
                               One American Road, Suite 2411
                               Dearborn, Michigan 48121
                               Attention: Corporate Secretary
                               Telephone No.: (313) 322-3000
                               Fax No.: (313) 248-7613

                               With a copy to:

                               Ford Motor Credit Company
                               c/o Ford Motor Company
                               World Headquarters
                               One American Road, Suite 801-C1
                               Dearborn, Michigan 48126
                               Attention: Securitization Operations Supervisor
                               Telephone: (313) 206-5899
                               Facsimile: (313) 390-4133

         To Purchaser:         GS Whole Loan Trust
                               c/o Goldman, Sachs & Co.
                               85 Broad Street
                               New York, New York 10004
                               Attention: David Stiepleman
                               Telephone No.: (212) 902-0940
                               Fax No.: (212) 902-3000

         Section 7.9 THIRD-PARTY BENEFICIARIES. This Agreement does not create, and will not be deemed to create, a relationship between the parties or either of them and any third party in the nature of a third party beneficiary or fiduciary relationship.

EXECUTED:

                              FORD MOTOR CREDIT COMPANY,
                               as Servicer


                              By:/s/ David Brandi
                                 ----------------
                                 Name:      David Brandi
                                 Title:     Assistant Treasurer


                              GS WHOLE LOAN TRUST,
                               as Purchaser


                              By:/s/ Joseph Marconi
                                 ------------------
                                 Name:  Joseph Marconi
                                 Title: Vice President of Goldman Sachs Real
                                        Estate Funding Corp., as the General
                                        Partner of Goldman Sachs Mortgage
                                        Company as Administrator of the
                                        Purchaser

                                    EXHIBIT A

                             SCHEDULE OF RECEIVABLES

                   [Provided to Purchaser as Electronic File]

                                    EXHIBIT B

                        FORM OF MONTHLY SERVICING REPORT

Ford Motor Credit Company

[                   ]

MONTHLY SERVICING REPORT

Collection Period
Distribution Date
Transaction Month                                                              1


I. ORIGINAL PORTFOLIO INFORMATION

Initial Pool Balance                                                       $0.00
Number of Receivables                                                          0
Weighted Average Coupon                                                    0.00%
Weighted Average Maturity                                                      0


II. COLLECTIONS

INTEREST:
Interest Collections                                                       $0.00
Repurchased Receivables -- Repurchased Amounts Related to Interest          0.00
                                                                           -----
Total                                                                      $0.00

PRINCIPAL:
Principal Collections                                                      $0.00
Prepayments in Full                                                         0.00
Repurchased Receivables - Repurchased Amounts Related to Principal          0.00
Liquidation Proceeds                                                        0.00
                                                                           -----
     Total                                                                 $0.00

Recoveries                                                                  0.00
                                                                           -----
     Total Collections                                                     $0.00


Principal Adjustment:
Principal Losses for Collection Period                                      0.00
                                                                           -----
Total Regular Principal Reduction                                          $0.00



III. SERVICING FEE

Servicing Fee Due                                                          $0.00
Servicing Fee Paid                                                          0.00
                                                                           -----
Servicing Fee Shortfall                                                    $0.00


IV. DISTRIBUTIONS

Available Collections                                                      $0.00
Servicing Fee Paid                                                          0.00
Daily Collections Remitted                                                  0.00
                                                                           -----
Net Distribution Owed to (Servicer)/Purchaser                              $0.00

V. PORTFOLIO INFORMATION
                                              BEGINNING OF PERIOD  END OF PERIOD
Pool Balance                                                 0.00           0.00
Weighted Average Coupon (WAC)                               0.00%          0.00%
Weighted Average Maturity (WAM)                                 0           0.00
Remaining Number of Receivables                                 0              0
Accrued Interest

VI. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY

LOSSES:
Total Losses for Collection Period                                         $0.00
Liquidation Proceeds                                                        0.00
Liquidated Receivables
Recoveries                                                                  0.00

Net Losses for Collection Period                                            0.00
Cumulative Net Losses

DELINQUENT RECEIVABLES:                            # OF CONTRACTS         AMOUNT
31-60 Days Delinquent                                           0          $0.00
61-90 Days Delinquent                                           0           0.00
91-120 Days Delinquent                                          0           0.00
Over 120 Days Delinquent                                        0           0.00
                                                                -          -----
     Total                                                      0          $0.00


VII. REPOSSESSIONS AND BANKRUPTCIES

REPOSSESSIONS:                                      # OF VEHICLES         AMOUNT
Current Period Repossessions                                    0          $0.00
Current Period Repossessions Accrued Interest                               0.00
Repossessions Inventory Principal Collected                                 0.00
Repossessions Inventory Liquidation Proceeds                                0.00
Repossessions Inventory Vehicles Disposed                       0
Ending Repossession Inventory                                   0          $0.00

BANKRUPTCIES:                                      # OF CONTRACTS         AMOUNT
Current Period Bankruptcies                                     0          $0.00
Current Period Bankruptcies Accrued Interest                                0.00
Current Period Proceeds from Bankruptcies                                   0.00
Ending Bankruptcies Inventory                                   0          $0.00

                                    EXHIBIT C

                 FORM OF SERVICER'S SARBANES-OXLEY CERTIFICATION


              Re: Servicing Agreement dated as of March 1, 2005 (the "Servicing
                  Agreement") between GS Whole Loan Trust, as Purchaser and Ford MOTOR CREDIT COMPANY, AS SERVICER


         I, [identify the certifying individual], certify to GS Whole Loan Trust and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. I have reviewed the servicing reports delivered to GS Whole Loan Trust under the Servicing Agreement for [state relevant period];

2. To the best of my knowledge, based on such review, the information in each of these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by such report;

3. Based on my knowledge, the servicing information required to be provided to GS Whole Loan Trust by the servicer under the Servicing Agreement is included in these reports;

4. I am responsible for reviewing the activities performed by the servicer under the Servicing Agreement and based upon my knowledge and the annual compliance review required under the Servicing Agreement, and except as disclosed in the report, the servicer has fulfilled its obligations under the Servicing Agreement; and

5. I have disclosed in Schedule A attached to this certification, all significant deficiencies relating to the servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Servicing Agreement.




                                          -----------------------------------
                                          -----------------------------------
                                          [Signature]
                                          [Title]
                                          Date:


                                      C-1